Facebook Reports Third Quarter 2018 Results

MENLO PARK, Calif. – October 30, 2018 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended September 30, 2018.

"Our community and business continue to grow quickly, and now more than 2 billion people use at least one of our services every day," said Mark Zuckerberg, Facebook founder and CEO. "We're building the best services for private messaging and stories, and there are huge opportunities ahead in video and commerce as well."

Third Quarter 2018 Financial Highlights

	Three Months Ended September 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2018	2017
Revenue:
Advertising	$13,539	$10,142	33%
Payments and other fees	188	186	1%
Total revenue	13,727	10,328	33%
Total costs and expenses	7,946	5,206	53%
Income from operations	$5,781	$5,122	13%
Operating margin	42%	50%
Provision for income taxes	$775
Effective tax rate	13%
Net income	$5,137	$4,707	9%
Diluted Earnings per Share (EPS)	$1.76	$1.59	11%

Third Quarter 2018 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.49 billion on average for September 2018, an increase of 9% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.27 billion as of September 30, 2018, an increase of 10% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 92% of advertising revenue for the third quarter of 2018, up from approximately 88% of advertising revenue in the third quarter of 2017.

•	Effective Tax Rate – Our effective tax rate was 13%, which was lower than expected primarily due to the withdrawal in August of an appellate court ruling in the case of Altera Corp. v. Commissioner.

•	Capital expenditures – Capital expenditures for the third quarter of 2018 were $3.34 billion.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $41.21 billion at the end of the third quarter of 2018.

•	Headcount – Headcount was 33,606 as of September 30, 2018, an increase of 45% year-over-year.

In addition, we estimate that more than 2.6 billion people now use Facebook, WhatsApp, Instagram, or Messenger (our "Family" of services) each month, and more than 2 billion people use at least one of our Family of services every day on average.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 5638138.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 26, 2018, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. In addition, please note that the date of this press release is October 30, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2018 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$13,727	$10,328	$38,924	$27,681
Costs and expenses:
Cost of revenue	2,418	1,448	6,559	3,843
Research and development	2,657	2,052	7,418	5,805
Marketing and sales	1,928	1,170	5,379	3,351
General and administrative	943	536	2,475	1,831
Total costs and expenses	7,946	5,206	21,831	14,830
Income from operations	5,781	5,122	17,093	12,851
Interest and other income, net	131	114	297	281
Income before provision for income taxes	5,912	5,236	17,390	13,132
Provision for income taxes	775	529	2,160	1,467
Net income	$5,137	$4,707	$15,230	$11,665
Less: Net income attributable to participating securities	—	3	1	13
Net income attributable to Class A and Class B common stockholders	$5,137	$4,704	$15,229	$11,652
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.78	$1.62	$5.26	$4.02
Diluted	$1.76	$1.59	$5.20	$3.95
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,885	2,904	2,895	2,898
Diluted	2,913	2,956	2,931	2,954
Share-based compensation expense included in costs and expenses:
Cost of revenue	$72	$47	$202	$128
Research and development	748	776	2,347	2,233
Marketing and sales	133	114	380	330
General and administrative	87	73	251	218
Total share-based compensation expense	$1,040	$1,010	$3,180	$2,909

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$9,637	$8,079
Marketable securities	31,569	33,632
Accounts receivable, net of allowances of $207 and $189 as of September 30, 2018 and December 31, 2017, respectively	6,058	5,832
Prepaid expenses and other current assets	1,883	1,020
Total current assets	49,147	48,563
Property and equipment, net	21,112	13,721
Intangible assets, net	1,451	1,884
Goodwill	18,304	18,221
Other assets	2,438	2,135
Total assets	$92,452	$84,524

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$590	$380
Partners payable	502	390
Accrued expenses and other current liabilities	4,255	2,892
Deferred revenue and deposits	115	98
Total current liabilities	5,462	3,760
Other liabilities	6,648	6,417
Total liabilities	12,110	10,177
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	42,352	40,584
Accumulated other comprehensive loss	(777)	(227)
Retained earnings	38,767	33,990
Total stockholders' equity	80,342	74,347
Total liabilities and stockholders' equity	$92,452	$84,524

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017*	2018	2017*
Cash flows from operating activities
Net income	$5,137	$4,707	$15,230	$11,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,107	773	3,090	2,172
Share-based compensation	1,040	1,010	3,180	2,909
Deferred income taxes	30	(94)	83	(152)
Other	3	7	19	18
Changes in assets and liabilities:
Accounts receivable	(489)	(458)	(328)	(235)
Prepaid expenses and other current assets	8	(57)	(889)	(634)
Other assets	(40)	47	(99)	130
Accounts payable	37	31	88	(7)
Partners payable	63	32	116	22
Accrued expenses and other current liabilities	350	(62)	1,044	95
Deferred revenue and deposits	24	16	20	12
Other liabilities	226	176	102	550
Net cash provided by operating activities	7,496	6,128	21,656	16,545
Cash flows from investing activities
Purchases of property and equipment	(3,343)	(1,755)	(9,614)	(4,470)
Purchases of marketable securities	(4,375)	(6,273)	(12,658)	(20,410)
Sales of marketable securities	2,492	3,651	11,104	7,649
Maturities of marketable securities	1,053	730	3,391	2,228
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(72)	(98)	(137)	(106)
Other investing activities, net	(3)	16	(4)	(6)
Net cash used in investing activities	(4,248)	(3,729)	(7,918)	(15,115)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(905)	(866)	(2,663)	(2,360)
Repurchases of Class A common stock	(4,256)	(640)	(9,379)	(1,018)
Other financing activities, net	3	(26)	11	(14)
Net cash used in financing activities	(5,158)	(1,532)	(12,031)	(3,392)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(14)	70	(167)	192
Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,924)	937	1,540	(1,770)
Cash, cash equivalents, and restricted cash at beginning of the period	11,668	6,402	8,204	9,109
Cash, cash equivalents, and restricted cash at end of the period	$9,744	$7,339	$9,744	$7,339

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$9,637	$7,201	$9,637	$7,201
Restricted cash, included in prepaid expenses and other current assets	7	41	7	41
Restricted cash, included in other assets	100	97	100	97
Total cash, cash equivalents, and restricted cash	$9,744	$7,339	$9,744	$7,339
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017*	2018	2017*
Supplemental cash flow data
Cash paid during the period for:
Income taxes, net	$447	$434	$2,728	$1,793
Non-cash investing and financing activities:
Net change in prepaids and liabilities related to property and equipment additions	$382	$300	$613	$540
Settlement of acquisition-related contingent consideration liability	$—	$102	$—	$102
Change in unsettled repurchases of Class A common stock	$—	$(10)	$6	$20
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP revenue	$13,727	$10,328	$38,924	$27,681
Foreign exchange effect on 2018 revenue using 2017 rates	159		(749)
Revenue excluding foreign exchange effect	$13,886		$38,175
GAAP revenue year-over-year change %	33%		41%
Revenue excluding foreign exchange effect year-over-year change %	34%		38%
GAAP advertising revenue	$13,539	$10,142	$38,373	$27,163
Foreign exchange effect on 2018 advertising revenue using 2017 rates	159		(748)
Advertising revenue excluding foreign exchange effect	$13,698		$37,625
GAAP advertising revenue year-over-year change %	33%		41%
Advertising revenue excluding foreign exchange effect year-over-year change %	35%		39%

Net cash provided by operating activities	$7,496	$6,128	$21,656	$16,545
Purchases of property and equipment	(3,343)	(1,755)	(9,614)	(4,470)
Free cash flow	$4,153	$4,373	$12,042	$12,075